                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                   ----------


  CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


          Date of Report (Date of Earliest Event Reported): May 4, 2000



                                    PSA, INC.
                                    ---------
             (Exact name of Registrant as specified in its charter)

                            9800 Sepulveda Boulevard
                                    Suite 810
                          Los Angeles, California 90045
                    (Address of principal executive offices)

                                 (310) 258-0500
                         (Registrant's telephone number)
                              (310) 258-0509 (Fax)




           Nevada                     0-29627               88-0212662
-------------------------------       -------            ----------------
(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)    File Number)         Identification No.)



This amendment updates Item 7 of the Report 8-K filed by the Registrant on May 19, 2000, by including the financial statements referred to below.

ITEM 7. FINANCIAL STATEMENTS


                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                     --------------------------------------

                                FINANCIAL REPORT
                                ----------------

                               FOR THE YEARS ENDED
                               -------------------
                           SEPTEMBER 30, 1998 AND 1999
                           ---------------------------


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                     S.M.A. REAL TIME INC. AND SUBSIDIARIES


                                                                       Page Nos.
                                                                       ---------
PART I - FINANCIAL INFORMATION:

    ITEM I - FINANCIAL STATEMENTS

       REPORT OF INDEPENDENT ACCOUNTANTS                                   F-2


       CONSOLIDATED BALANCE SHEETS                                         F-3
                At September 30, 1998 and 1999


       CONSOLIDATED STATEMENTS OF OPERATIONS                               F-4
                For the Years Ended September 30, 1998 and 1999


       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                     F-5
                For the Years Ended September 30, 1998 and 1999


       CONSOLIDATED STATEMENTS OF CASH FLOWS                               F-6
                For the Years Ended September 30, 1998 and 1999


       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                     F-7 - F-20

To the Shareholders
S.M.A. Real Time Inc.
New York, NY


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


We have audited the accompanying consolidated balance sheets of S.M.A. Real Time Inc. and Subsidiaries as of September 30, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of S.M.A. Real Time Inc. and Subsidiaries as of September 30, 1998 and 1999, and the consolidated statements of operations, stockholders' equity and cash flows for the years then ended, in conformity with generally accepted accounting principles.






                                             /s/ TABB, CONIGLIARO & McGANN, P.C.

New York, NY
November 17, 1999


                                    S.M.A. REAL TIME INC. AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS


                                                    ASSETS

                                                                                                    AT SEPTEMBER 30,
                                                                                             ----------------------------------
                                                                                                 1998                  1999
                                                                                             -------------        -------------
CURRENT ASSETS:
   Cash and cash equivalents                                                                 $    123,543         $    314,870
   Accounts receivable (net of allowance for doubtful accounts of
       $34,669 and $29,444 at September 30, 1998 and 1999, respectively)                          941,725            1,050,022
   Prepaid expenses and other current assets                                                       27,034              178,924
                                                                                             -------------        -------------

      Total Current Assets                                                                      1,092,302            1,543,816

Property and equipment - at cost, net of accumulated depreciation                               4,882,014            4,016,835
Deferred offering costs                                                                                 -              150,000
Deferred financing costs                                                                                -              411,111
Other assets                                                                                      188,345              284,214
                                                                                             -------------        -------------

      Total Assets                                                                           $  6,162,661         $  6,405,976
                                                                                             =============        =============

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit - bank                                                                      $    223,000         $    250,000
  Current maturities of long-term debt and capital lease obligations                            1,506,643            1,377,837
  Note payable - Private Placement                                                                      -              700,000
  Accounts payable and accrued liabilities                                                        472,992              993,458
  Income taxes payable                                                                              6,132                3,200
  Deferred taxes payable                                                                          143,350                    -
  Current portion of shareholders loans                                                            22,302               23,914
                                                                                             -------------        -------------

    Total Current Liabilities                                                                   2,374,419            3,348,409

Long-term debt, less current maturities                                                         2,221,880            1,482,765
Deferred taxes payable                                                                            268,533               14,890
Shareholders' loans                                                                                23,268                  840
                                                                                             -------------        -------------

    Total Liabilities                                                                           4,888,100            4,846,904
                                                                                             -------------        -------------

Commitments, Contingencies and Other Matters
   (Notes 2, 6, 7, 9, 11, 12 and 13)

STOCKHOLDERS' EQUITY:
  Preferred stock - .0001 par value; 10,000,000 shares authorized;
        -0- shares issued and outstanding at September 30, 1999 (Note 12)                               -                    -
  Common stock - .0001 par value; 50,000,000 shares authorized;
       3,490,000 and 3,700,000 shares issued and outstanding at
       September 30, 1998 and 1999, respectively (Note 12)                                            349                  370
  Paid-in capital                                                                                  40,411              885,390
  Retained earnings                                                                             1,233,801              673,312
                                                                                             -------------        -------------

    Total Stockholders' Equity                                                                  1,274,561            1,559,072
                                                                                             -------------        -------------

    Total Liabilities and Stockholders' Equity                                               $  6,162,661         $  6,405,976
                                                                                             =============        =============

See notes to financial statements.
                                                      F-3


                                    S.M.A. REAL TIME INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                            FOR THE YEARS ENDED
                                                                                SEPTEMBER 30,
                                                                       --------------------------------
                                                                           1998                1999
                                                                       -------------      -------------
Revenues                                                               $  6,469,142       $  7,273,263

Cost of revenues                                                          4,044,591          5,140,641
                                                                       -------------      -------------

    Gross Margin                                                          2,424,551          2,132,622

Selling, general and administrative expenses                              1,611,515          1,764,327
                                                                       -------------      -------------

Income from operations                                                      813,036            368,295
                                                                       -------------      -------------

Other Expenses:
   Interest expense, net of interest income                                 509,513            435,365
   Amortization of deferred financing costs                                       -            513,889
   Write-off of deferred offering costs                                           -            370,300
   Other expense (income)                                                     2,219            (19,770)
                                                                       -------------      -------------

      Total Other Expenses                                                  511,732          1,299,784
                                                                       -------------      -------------

Income (loss) before income taxes                                           301,304           (931,489)

Provision for (recovery of) income taxes                                    142,000           (371,000)
                                                                       -------------      -------------

Net Income (loss)                                                      $    159,304       $   (560,489)
                                                                       =============      =============


Basic and diluted earnings (loss) per share                            $        .05       $       (.15)
                                                                       =============      =============

Weighted average common shares used in basic and diluted
     earnings (loss) per share                                            3,490,000          3,700,000
                                                                       =============      =============



See notes to financial statements.


                                    S.M.A. REAL TIME INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999



                                                                            ADDITIONAL
                                                         COMMON STOCK         PAID-IN       RETAINED
                                                     SHARES       AMOUNT      CAPITAL        EARNINGS         TOTAL
                                                  -----------   ---------   -----------   -------------   -------------
                                                      (1)
Year Ended September 30, 1998:
-----------------------------

Balance - September 30, 1997                       3,490,000    $    349    $   40,411    $  1,074,497    $  1,115,257

Net income                                                 -           -             -         159,304         159,304
                                                  -----------   ---------   -----------   -------------   -------------

Balance - September 30, 1998                       3,490,000    $    349    $   40,411    $  1,233,801    $  1,274,561
                                                  ===========   =========   ===========   =============   =============


Year Ended September 30, 1999:
-----------------------------

Balance - September 30, 1998                       3,490,000    $    349    $   40,411    $  1,233,801    $  1,274,561

Issuance of stock pursuant to Private Placement      210,000          21       839,979               -         840,000

Value assigned to issuance of 21,000 placement
  agent warrants                                           -           -         5,000               -           5,000

Net loss                                                   -           -             -        (560,489)       (560,489)
                                                  -----------   ---------   -----------   -------------   -------------

Balance - September 30, 1999                       3,700,000    $    370    $  885,390    $    673,312    $  1,559,072
                                                  ===========   =========   ===========   =============   =============



(1) Share amounts have been restated to reflect the stock splits and other reorganization transactions effected in April and May of 1999 (Note 12).



See notes to financial statements.


                                    S.M.A. REAL TIME INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE YEARS ENDED
                                                                                                     SEPTEMBER 30,
                                                                                           --------------------------------
                                                                                               1998                1999
                                                                                           --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                        $     159,304     $    (560,489)
  Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                         1,693,114         1,711,387
         Gain from sale of equipment                                                                   -           (19,970)
         Deferred income taxes                                                                   128,004          (396,993)
         Amortization of deferred financing costs                                                      -           513,889
         Write-off of deferred offering costs                                                          -           370,300
  Changes in assets and liabilities:
      Decrease (increase) in accounts receivable - net                                            58,839          (108,297)
      Decrease (increase) in prepaid expenses and other current assets                             9,781          (151,890)
      (Decrease) increase in accounts payable and accrued liabilities                           (181,148)          520,466
      Decrease in income taxes payable                                                            (1,624)           (2,932)
                                                                                           --------------    --------------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                                             1,866,270         1,875,471
                                                                                           --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                                           (171,539)         (131,995)
   Increase in other assets                                                                       (2,720)          (95,869)
   Proceeds from sale of property and equipment                                                        -            20,000
                                                                                           --------------    --------------

         NET CASH USED IN INVESTING ACTIVITIES                                                  (174,259)         (207,864)
                                                                                           --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from Private Placement                                                                     -           700,000
   Expenditures for Private Placement                                                                  -           (80,000)
   Expenditures for offering costs                                                                     -          (520,300)
   Principal payments under capital lease obligations                                         (1,353,219)       (1,387,434)
   Net change under revolving line of credit                                                      28,000            27,000
   Repayments of term loans                                                                     (222,146)         (194,730)
   Repayments of loans - stockholders                                                            (21,103)          (20,816)
                                                                                           --------------    --------------

         NET CASH USED IN FINANCING ACTIVITIES                                                (1,568,468)       (1,476,280)
                                                                                           --------------    --------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                            123,543           191,327

CASH AND CASH EQUIVALENTS - BEGINNING                                                                  -           123,543
                                                                                           --------------    --------------

CASH AND CASH EQUIVALENTS - ENDING                                                         $     123,543     $     314,870
                                                                                           ==============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the period for:
        Interest                                                                           $     499,751     $     380,887
                                                                                           ==============    ==============

        Corporate income taxes                                                             $      15,620     $      28,898
                                                                                           ==============    ==============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:

        Purchase of property and equipment under capital leases                            $     150,995     $     714,243
                                                                                           ==============    ==============


See notes to financial statements.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF CONSOLIDATED STATEMENTS

         The accompanying financial statements include the accounts of S.M.A. Real Time Inc. and its Subsidiaries, SMA Video, Inc., SMA Visual Effects Corp. and Fly Films, Inc. (collectively, the "Company"), all of which were incorporated in the state of New York and are related through common ownership and management. The Company commenced operations in 1985 under the name SMA Video, Inc. Commencing November 9, 1998, the financial statements include the accounts of Flicker FX at SMA, LLC, a joint venture controlled by the Company (Note 2).

         As discussed in Note 12, the companies were reorganized during April and May of 1999. As a result of the reorganization, SMA Visual Effects Corp. and Fly Films, Inc. were merged into SMA Video, Inc. and SMA Video, Inc. became a wholly-owned subsidiary of S.M.A. Real Time Inc. All common shares and related per share data, reflected in the accompanying financial statements and notes thereto, have been adjusted to give retroactive effect to the reorganization transactions.

         All material intercompany transactions and balances have been eliminated in consolidation.

         DESCRIPTION OF BUSINESS

         The Company provides a wide range of production and post-production services to companies that produce commercials, television programs, music videos and feature films. The Company's principal activities include studio videotape recording, film to videotape transfer, computer generated visual effects and the coloring, creation of customized virtual studio sets, editing and dubbing of various form of emerging media, including film and video. Most of the Company's services are performed at its headquarters in lower Manhattan, New York.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and loans payable are reflected in the accompanying balance sheets at amounts considered by management to reasonably approximate fair value.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Depreciation and amortization are provided by accelerated and straight line methods over the estimated useful lives of the assets as follows:

                                                    Estimated Useful Life
                                                    ---------------------

              Machinery and equipment                         5
              Furniture and fixtures                          7
              Computers and office equipment                  5
              Leasehold improvements                         10

         Maintenance and repairs are charged to income as incurred. The asset and related accumulated depreciation accounts are relieved in respect of items replaced, retired or otherwise disposed of.

         The inherent uncertainties in the estimates of the useful lives and pattern of usage, make it at least reasonably possible that the Company's estimates of depreciation and amortization could change in the near term.

         INCOME TAXES

         The provision for income taxes for the years ended September 30, 1998 and 1999 is based on the elements of income and expenses as reported in the accompanying statements of income and retained earnings.

         Deferred tax liabilities and assets are determined based on the difference between the financial statements carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         DEFERRED OFFERING COSTS

         Deferred offering costs relate to costs incurred through September 30, 1999 with respect to a proposed initial public offering of the Company's securities. Total costs incurred with respect to the proposed public offering totalled $520,300. During the first quarter of fiscal 2000, the Company and the Underwriter agreed to terminate the proposed initial public offering. In November of 1999, the Company engaged a placement agent to arrange for a private placement of its securities. Accordingly, $370,300 of such deferred costs were written-off during the fourth quarter ended September 30, 1999, leaving a balance of $150,000 as of September 30, 1999. In the event the proposed offering of the Company's securities is not consummated, the remaining deferred offering costs will be expensed.

         DEFERRED FINANCING COSTS

         Deferred financing costs consist of (i) a non-cash cost valued at $840,000, attributable to the issuance of 210,000 shares of common stock in connection with a Private Placement completed in May of 1999 and (ii) expenses related to such financing approximating $85,000. The deferred financing costs are being amortized over the nine-month period commencing May 1, 1999. Amortization of the deferred financing costs for the period ended September 30, 1999 was $513,889.

         REVENUE RECOGNITION

         Substantially all revenues are derived from the performance of video and commercial film production and post production work. Revenue is recognized at the time services are rendered.

         ADVERTISING

         Advertising costs are charged to operations when incurred. Advertising expense for the years ended September 30, 1998 and 1999 approximated $1,000 and $2,400, respectively.

         STOCK-BASED COMPENSATION

         As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for its stock-based compensation arrangements pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with the provisions of SFAS No. 123, the Company discloses the pro forma effects of accounting for these arrangements using the minimum value method to determine fair value.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         EARNINGS PER SHARE

         Basic earnings per share ("Basic EPS") is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") gives effect to all dilutive potential common shares outstanding during a period. In computing Diluted EPS, the treasury stock method is used in determining the number of shares assumed to be purchased from the conversion of common stock equivalents.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets.

         IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

         Effective December 29, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 132, "Employers' Disclosures About Pensions and Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits. The Statement addresses disclosure only. It does not address liability measurement or expense recognition. There was no effect on financial position or net income as a result of adopting SFAS No. 132.

         In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which revises the accounting for software development costs and will require the capitalization of certain costs. The adoption of SOP 98-1 did not have an effect on the Company's financial position or net income.

         RECLASSIFICATIONS

         Certain prior year balances have been reclassified to conform with the current year presentation.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 2 - JOINT VENTURE

         In November 1998, the Company and an unrelated corporation organized Flicker FX at SMA, LLC and entered into a joint venture agreement to provide the production of television, film and multimedia graphics products. The agreement provides for, among other things: (i) that until the joint venture achieves sufficient revenues to fund its operations, the Company shall contribute start-up capital funds and guaranteed annual salaries and benefits aggregating $550,000, of which $50,000 is to each of the Company's two principal shareholders; (ii) use of the Company's equipment and facilities; and (iii) that the operating profits, as defined, shall be allocated 60% to the Company. The agreement also provides that the Company may terminate the agreement in the event that the joint venture does not achieve certain defined financial goals as of the first anniversary date of the agreement.

         The results of operations of the joint venture for the period from inception (November 9, 1998) through September 30, 1999 have been consolidated in the accompanying unaudited financial statements in accordance with the Accounting Principles Board Release No. 51.

NOTE 3 - PROPERTY AND EQUIPMENT - NET

         Property and equipment consisted of the following:


                                                               At September 30,
                                                      --------------------------------
                                                          1998                1999
                                                      -------------      -------------
            Property held under capital leases        $  6,468,682       $  5,769,544
            Machinery and equipment                      2,588,067          4,038,781
            Leasehold improvements                       1,390,584          1,390,584
            Office equipment                               198,857            242,832
            Furniture and fixtures                         108,771            109,054
                                                      -------------      -------------
                                                        10,754,961         11,550,795
            Less: Accumulated depreciation              (5,872,947)        (7,533,960)
                                                      -------------      -------------

               Property and Equipment - Net           $  4,882,014       $  4,016,835
                                                      =============      =============

         The property under capital leases had a net book value of $3,438,872 and $2,788,278 at September 30, 1998 and 1999, respectively.

         Depreciation and amortization of property and equipment for the years ended September 30, 1998 and 1999 amounted to $1,693,114 and $1,711,387, respectively.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999


NOTE 4 - OTHER ASSETS

         In connection with an operating lease for its office space, the Company has $58,936 in a non-interest bearing account with the landlord as security.

         In connection with the purchase of equipment under a capital lease, the Company placed $100,000 on deposit with the lender. The agreement provides that the lender shall accrue interest at the rate of 3.5% per annum. Included in other assets is $106,543 and $110,043 related to this deposit at September 30, 1998 and 1999.

         In connection with an operating lease for additional office space entered into in September 1999, the Company placed $73,000 in a non-interest bearing account with the landlord as security.

NOTE 5 - REVOLVING LOAN - BANK

         On June 4, 1997, the Company amended its revolving credit facility providing for a revolving line of credit of up to $250,000 and a term loan of $250,000 as described below in Note 5. The revolving loan bears interest at 1% above prime (9.25% at both September 30, 1998 and at September 30, 1999), and is collateralized by substantially all of the assets of the Company. As of September 30, 1998, there was $27,000 available credit remaining under this credit facility. As of September 30, 1999, there was no availability of credit remaining under the facility.

         The credit agreement provides for, among other things, the maintenance of minimum tangible net worth, restrictions and limitations on additional indebtedness and the maintenance of defined current and leverage ratios.

         The agreement provides for a personal guarantee by the two principal shareholders of the Company and additional security guarantee through the assignment of a $500,000 keyman life insurance policy on each of the two principal shareholders.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999


NOTE 6 - NOTE PAYABLE - PRIVATE PLACEMENT

         In May 1999, the Company completed a Private Placement, pursuant to which the Company sold 7 units for aggregate gross proceeds to the Company of $700,000. Each unit consists of (i) a $100,000 promissory note bearing interest at 10% per annum, payable the earlier of nine months from the issuance date, or the closing of an initial public offering of the Company's securities and (ii) 30,000 shares of the Company's common stock. The 210,000 shares of common stock issued in connection with this financing were valued at $840,000 and have been reflected on the Company's September 30, 1999 balance sheet as an increase to non-current assets entitled deferred financing costs and an increase to common stock for $21 and an increase to additional paid-in capital of $839,979. Such deferred financing costs are being amortized as interest expense over the initial term of the notes. Costs incurred in connection with the Private Placement include a $70,000 fee to the placement agent, approximately $10,000 in legal fees and warrants to the placement agent to purchase 21,000 shares of the Company's common stock at an exercise price equal to 120% of the initial public offering price. Amortization of the deferred financing costs for the period through September 30, 1999 was $513,889.

NOTE 7 - LONG-TERM DEBT

         On March 28, 1994, the Company entered into two term loan agreements, one for $300,000, which funded costs in connection with the construction of a studio and other facility improvements and one for $300,000, which funded the purchase of equipment.

         The construction and equipment term loan agreements both provide for equal monthly principal payments of $5,000 each, commencing September 1, 1994, and a final payment of the unpaid principal due on September 1, 1999, plus interest at 1.5% above the prime rate (9.75% at September 30, 1998), payable monthly. Substantially all of the assets of the Company are pledged to collateralize the indebtedness. At September 30, 1999, the obligations under both the construction and term loan agreements had been paid in full.

         As part of the amendments to the revolving credit agreement, discussed in Note 4, on June 4, 1997, $250,000 of indebtedness outstanding under the Company's revolving line of credit was converted to a term loan. The term loan agreement provides for 36 equal monthly payments of principal and interest of $8,037.48. The loan bears interest at 9.75% per annum. Substantially all of the assets of the Company are pledged to collateralize the indebtedness.

         Each of these obligations have been personally guaranteed by the two principal shareholders of the Company.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 7 - LONG-TERM DEBT (CONTINUED)

         Long-term debt consisted of the following:
                                                                        1998             1999
                                                                    -------------   -------------
         $300,000 term loan - bank, principal payments of
           $5,000 payable monthly, plus interest at 1.5%
           above prime.                                             $     55,000    $          -

         $300,000 term loan - bank, principal payments of
           $5,000 payable monthly, plus interest at 1.5%
           above prime.                                                   55,000               -

         $250,000 term loan - bank, with interest at 9.75%
           requiring monthly payments of principal and
           interest of $8,037.48 for 36 months.                          155,455          70,725

         Obligations under capital leases collateralized
           by the related equipment (see Note 9)                       3,463,068       2,789,877
                                                                    -------------   -------------

             Total                                                     3,728,523       2,860,602

         Less: Current maturities                                      1,506,643       1,377,837
                                                                    -------------   -------------

             Long-Term Debt                                         $  2,221,880    $  1,482,765
                                                                    =============   =============

         Aggregate maturities required on long-term debt are as follows:


                 Year Ended
               September 30,
               -------------
                    2000                           $   1,377,837
                    2001                                 946,254
                    2002                                 515,167
                    2003                                  21,344
                    2004                                       -
                                                   --------------

                                                   $   2,860,602
                                                   ==============

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 8 - INCOME TAXES

         Components of the provision for (recovery of) income taxes are as follows:


                                                     For the Years Ended
                                                        September 30,
                                              ----------------------------------
                                                  1998                 1999
                                              -------------        -------------
               Current:
                  Federal                     $          -         $          -
                  State and local                   13,996               25,993
                                              -------------        -------------
                                                    13,996               25,993
                                              -------------        -------------
               Deferred:
                  Federal                           82,000             (288,000)
                  State and local                   46,004             (108,993)
                                              -------------        -------------
                                                   128,004             (396,993)
                                              -------------        -------------

                     Totals                   $    142,000         $   (371,000)
                                              =============        =============

         As of June 30, 1999, the Company has a consolidated net operating loss carryforward of approximately $655,000 for federal and state income tax purposes. Such loss carryforward expires in September of 2017.

         The effects of the significant temporary differences that comprise the deferred tax assets and liabilities are as follows:


                                                        At September 30,
                                                  1998                 1999
                                              -------------        -------------
          Assets:
            Accounts receivable               $     15,602         $     11,890
            Net operating loss carryforward              -              295,000
                                              -------------        -------------

              Total Deferred Tax Assets             15,602              306,890
                                              -------------        -------------

          Liabilities:
            Property and equipment                 427,485              292,000
                                              -------------        -------------

              Net deferred tax liabilities    $    411,883         $     14,890
                                              =============        =============

         A reconciliation of the federal statutory income tax rate to the Company's effective tax rate as reported is as follows:

                                                         FOR THE YEARS ENDED
                                                             SEPTEMBER 30,
                                                    ----------------------------
                                                        1998           1999
                                                    -------------  -------------
          Taxes at federal statutory rate                  34%           (34)%
          State and local income taxes - net of
             federal tax benefit                           13             (6)
          Effect of graduated federal tax rates             -              -
                                                    -------------  -------------

          Effective income tax rate                        47%           (40)%
                                                    =============  =============

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 9 - EMPLOYEE BENEFIT PLANS

         The Company has a profit sharing plan, which covers substantially all full time employees who meet certain service requirements and are not covered by the union pension plan as disclosed below. During the years ended September 30, 1998 and 1999, the Company did not make any contributions to this plan.

         The Company has several employees covered by a union sponsored, multi-employer pension plan. The Company contributed and charged to expense $14,037 and $12,568 for the years ended September 30, 1998 and 1999, respectively. The contributions are determined in accordance with provisions of the plan and are generally based on the number of hours worked.

         The Company adopted a non-contributory 401K plan effective January 1, 1998. The plan covers all non-union employees who are at least 21 years of age with no minimum service requirements. There were no contributions to the plan for either of the years ended September 30, 1998 and 1999.

NOTE 10 - SHAREHOLDERS' LOANS PAYABLE

         In August 1995, pursuant to one promissory note agreement, the two principal shareholders of the Company loaned the Company $103,772. The promissory note provides for 60 monthly payments of $2,093.39, inclusive of interest at 7% per annum, commencing December 1995 and is unsecured. Interest paid on such debt during the years ended September 30, 1998 and 1999 amounted to $4,019 and $2,819, respectively.

NOTE 11 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

         LEASES

         The Company leases various production and post-production equipment under capital leases expiring at various dates through 2003. Interest rates on these leases vary from approximately 8% to 15% and are imputed based on the Company's incremental borrowing rate at inception of the lease or the lessor's implicit rate of return. Substantially all of the capital lease obligations have been personally guaranteed by the two principal shareholders of the Company.

         The Company leases space utilized as a production facility and office space in New York City under an operating lease expiring in December 2005. The lease provides for monthly rental payments of $25,000 through September 1, 1997, $27,083 through September 1, 2000 and $29,333.33 thereafter through expiration. The lease contains escalation clauses relating to increases in real property taxes as well as certain maintenance costs and has been personally guaranteed by the two principal shareholders of the Company.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 11 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

         LEASES (CONTINUED)

         On September 30, 1999, the Company entered into an agreement to lease space to be utilized as a production and office facility in New York City expiring in August 2004. The lease provides for monthly rental payments of $24,333 through August 30, 2000 and increases of 3.5% annually thereafter through expiration. The lease contains escalation clauses relating to increases in real property taxes as well as certain maintenance costs.

         In addition, the Company leases a studio for the production of commercial video tapes and films and storage facility for film production equipment under an operating lease expiring in May 2000, with monthly rental payments of $2,800. The lease provides that payment of all real estate taxes imposed and utility costs shall be borne by the Company.

         The Company also leases a storage facility in New Jersey on a month-to-month basis at a rate of $995 per month.

         Future minimum lease payments are as follows:

             Years Ended                                      Obligations Under
            September 30,            Operating Leases           Capital Leases
            -------------            ----------------           --------------

                2000                   $   642,502               $ 1,503,682
                2001                       655,101                 1,053,733
                2002                       665,710                   537,494
                2003                       676,690                    21,699
                2004                       659,154                         -
             Thereafter                     88,000                         -
                                       ------------              ------------

         Total minimum obligations     $ 3,387,157                 3,116,608

         Less: Amount representing
            interest expense                                         326,731
                                                                 ------------
         Present value of minimum
            lease payments                                         2,789,877

         Less: Current portion                                     1,307,112
                                                                 ------------
            Long-Term Portion                                    $ 1,482,765
                                                                 ============

         Rent expense relating to the operating leases included in general and administrative expenses amounted to $368,274 and $398,124 for the years ended September 30, 1998 and 1999, respectively.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 11 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

         EMPLOYMENT AGREEMENTS

         In May of 1999, the Company entered into five-year employment agreements with its two principal shareholders, which commence upon the closing of an initial public offering of the Company's securities. Each employment agreement provides for, among other things, a base salary of $250,000 per year and annual increases for costs of living.

         In addition, in May of 1999, the Company entered into employment contracts with two of its key technicians, one for a five-year term providing for a base salary of $175,000 per year and a second contract for a three-year term providing for a base salary of $230,000 per year.

         CONSULTING AGREEMENT

         In May of 1999, the Company entered into a six-month consulting agreement with an unrelated individual to assist the Company in its sales and marketing efforts in the area of digital audio. The agreement commences on June 1, 1999 and provides for minimum payments of $140,000 through November 30, 1999 and commissions based on new clients and new business generated during the term of the agreement and for five-year period thereafter.

         In July 1999, the Company entered into an agreement with a consultant providing for the supervision of the design, construction and operation of an audio post production facility. The agreement provides for weekly payments of $2,500 beginning July 15, 1999 until completion and reimbursement of expenses. Upon completion of the facility, it is agreed that the consultant performing the services will enter into an employment agreement with the Company at terms to be determined.

         In August 1999, the Company entered into an agreement with a consultant providing for assistance in its sales and marketing efforts in the area of digital audio. The agreement provides for monthly payments of $3,200, from August 1, 1999 to May 15, 2000, and reimbursement of expenses.

         CASH AND CASH EQUIVALENTS

         At September 30, 1999, the Company has bank balances in excess of federally insured limits of approximately $315,000.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 11 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and cash equivalents and trade accounts receivable.

         With respect to trade receivables, ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. The Company maintains a reserve for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

         At September 30, 1998, one customer accounted for approximately 11% of the accounts receivable balance. For the year ended September 30, 1998, the same one customer accounted for approximately 13% of net revenues. At September 30, 1999, one customer accounted for approximately 17% of the accounts receivable balance. For the year ended September 30, 1999, two customers accounted for 22% of net revenues.

NOTE 12 - STOCKHOLDERS' EQUITY

         REORGANIZATION

         In April of 1999, the shareholders of S.M.A. Real Time Inc. authorized an amendment to its Certificate of Incorporation to increase the authorized number of common shares from 1,000,000 to 50,000,000, to amend the par value of the common stock from no par to a par value of $.0001, and to effect a 50-for-1 stock split applicable to all issued and outstanding shares of S.M.A. Real Time Inc.'s common stock, increasing the issued and outstanding shares of common stock to 1,250,000.

         In addition, in April of 1999, the shareholders of each of the companies included in this consolidated group authorized (i) the merger of SMA Visual Effects Corp. and Fly Films, Inc. with SMA Video, Inc. and (ii) the exchange of all of their common shares of SMA Video, Inc. for 1,250,000 post split common shares of S.M.A. Real Time Inc. These transactions were effected in April of 1999 and, as a result, the issued and outstanding shares of S.M.A. Real Time Inc. common stock increased to 2,500,000 as of April 30, 1999 and SMA Video, Inc. became a wholly-owned subsidiary of S.M.A. Real Time Inc.

         On May 10, 1999, the stockholders of S.M.A. Real Time Inc. authorized a 1.396- to-1 stock split of its common shares, which increased the outstanding common shares of S.M.A. Real Time Inc. to 3,490,000 as of such date. All common shares and related per-share data, reflected in the accompanying financial statements and notes thereto, have been adjusted to give retroactive effect to the above reorganization transactions.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1999



NOTE 12 - STOCKHOLDERS' EQUITY (CONTINUED)

         STOCK OPTIONS

         During May of 1999, the Board of Directors and the stockholders of the Company approved the 1999 Stock Option Plan (the "Plan"), which provides for the granting of up to 500,000 shares of common stock, pursuant to which officers, employees, directors and consultants are eligible to receive incentive and/or nonstatutory stock options. Options granted under the Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant. The Plan provides for the options to include vesting provisions. No options under this Plan have been granted.

         PREFERRED STOCK

         In May of 1999, the Company authorized the issuance of up to 10,000,000 shares of preferred stock - par value $.0001 per share. The Board of Directors has the authority to issue the preferred stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

NOTE 13 - SUBSEQUENT EVENTS

         PROPOSED PRIVATE OFFERING

         In November 1999, the Company signed an engagement letter with a placement agent ("the Placement Agent"), with respect to a proposed private offering of the Company's securities. There is no assurance that such offering will be consummated. In connection therewith, the Company anticipates incurring substantial costs, which if the offering is not consummated, will be charged to expense.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                     --------------------------------------

                                FINANCIAL REPORT
                                ----------------

                                 MARCH 31, 2000
                                 --------------


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                     S.M.A. REAL TIME INC. AND SUBSIDIARIES




                                                                       Page Nos.
                                                                       ---------



PART I - FINANCIAL INFORMATION:

   ITEM I - FINANCIAL STATEMENTS

       REPORT OF INDEPENDENT ACCOUNTANTS                                1


       CONSOLIDATED BALANCE SHEET                                       2
                At March 31, 2000


       CONSOLIDATED STATEMENTS OF INCOME                                3
                For the Six Months Ended March 31, 1999 and 2000


       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                  4
                For the Six Months Ended March 31, 1999 and 2000


       CONSOLIDATED STATEMENTS OF CASH FLOWS                            5
                For the Six Months Ended March 31, 1999 and 2000


       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                     6 - 20

To the Shareholders
S.M.A. Real Time Inc.
New York, NY



We have reviewed the accompanying consolidated balance sheet of S.M.A. Real Time Inc. and Subsidiaries as of March 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of S.M.A. Real Time Inc. and Subsidiaries.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.









                                                 TABB, CONIGLIARO & McGANN, P.C.


New York, NY
May 17, 2000


                              S.M.A. REAL TIME INC. AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEET
                                         AT MARCH 31, 2000
                                              ASSETS
                                              ------


CURRENT ASSETS:
   Cash and cash equivalents                                                    $    112,425
   Accounts receivable (net of allowance for doubtful accounts of
       $29,444)                                                                    1,108,606
   Prepaid expenses and other current assets                                          88,885
                                                                                -------------

      Total Current Assets                                                         1,309,916

Property and equipment - at cost, net of accumulated depreciation                  3,402,342
Deferred offering costs                                                              150,000
Other assets                                                                         318,484
                                                                                -------------

      Total Assets                                                              $  5,180,742
                                                                                =============


                                     LIABILITIES AND STOCKHOLDERS' EQUITY
                                     ------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                      $  1,349,253
  Income taxes payable                                                                 3,200
  Current maturities of long-term debt and capital lease obligations               1,319,938
  Note payable - Private Placement                                                   700,000
  Shareholders' loans                                                                 11,521
                                                                                -------------

    Total Current Liabilities                                                      3,383,912

Bank term loan payable                                                               275,021
Long-term debt, less current maturities                                              899,227
Deferred taxes payable                                                                14,890
                                                                                -------------

    Total Liabilities                                                              4,573,050
                                                                                -------------

Commitments, Contingencies and Other Matters (Notes 2, 5, 6, 8, 10,
  11, and 12)

STOCKHOLDERS' EQUITY:
  Preferred stock - .0001 par value; 10,000,000 shares authorized;
       -0- shares issued and outstanding (Note 11)                                         -
  Class A common stock - .0001 par value; 25,000,000 shares
       authorized; 1,850,000 shares issued and outstanding (Notes 11
       and 12)                                                                           185
  Class B non-voting common stock - .0001 par value; 25,000,000 authorized; 1,850,000 shares issued and outstanding (Notes 11
       and 12)                                                                           185
  Paid-in capital                                                                    885,390
  Accumulated deficit                                                               (278,068)
                                                                                -------------

    Total Stockholders' Equity                                                       607,692
                                                                                -------------

    Total Liabilities and Stockholders' Equity                                  $  5,180,742
                                                                                =============

See notes to consolidated financial statements.


                            S.M.A. REAL TIME INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000

                                                                   1999               2000
                                                              ---------------    ---------------
Revenues                                                      $    3,375,320     $    3,461,609

Cost of Revenues                                                   2,216,328          2,387,991
                                                              ---------------    ---------------

    Gross margin                                                   1,158,992          1,073,618

Selling, general and administrative expenses                         878,452          1,240,299
                                                              ---------------    ---------------

Income (loss) from operations                                        280,540           (166,681)
                                                              ---------------    ---------------

Other Income (Expenses):
   Interest expense, net of interest income                         (200,187)          (177,947)
   Amortization on deferred financing costs                                -           (411,111)
   Write-off of deferred offering costs                                    -           (209,623)
   Other income (expense)                                             (5,494)            16,067
                                                              ---------------    ---------------

      Total Other Expenses                                          (205,681)          (782,614)
                                                              ---------------    ---------------

Income (loss) before income taxes                                     74,859           (949,295)

Provision for income taxes                                            34,000              2,085
                                                              ---------------    ---------------

 Net Income (Loss)                                            $       40,859     $     (951,380)
                                                              ===============    ===============


Basic and diluted earnings (loss) per share                   $          .01     $         (.26)
                                                              ===============    ===============

Weighted average common shares used in basic
    and diluted earnings per share                                 3,490,000          3,700,000
                                                              ===============    ===============

See notes to consolidated financial statements.


                                    S.M.A. REAL TIME INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000



                                        COMMON STOCK   (1)         COMMON STOCK   (1)
                                    -------------------------  -------------------------                  RETAINED
                                             CLASS A                    CLASS B             ADDITIONAL    EARNINGS
                                    -------------------------  -------------------------     PAID-IN     (ACCUMULATED
                                       SHARES       AMOUNT         SHARES      AMOUNT        CAPITAL       DEFICIT)        TOTAL
                                    ------------ ------------  ------------ ------------   ------------   ------------  ------------
Six Months Ended March 31, 1999:
-------------------------------
Balance - September 30, 1998          1,745,000  $       175     1,745,000  $       174    $    40,411    $ 1,233,801   $ 1,274,561

Net income                                    -            -             -            -              -         40,859        40,859
                                    ------------ ------------  ------------ ------------   ------------   ------------  ------------

Balance - March 31, 1999              1,745,000  $       175     1,745,000  $       174    $    40,411    $ 1,274,660   $ 1,315,420
                                    ============ ============  ============ ============   ============   ============  ============


Six Months Ended March 31, 2000:
-------------------------------

Balance - September 30, 1999          1,850,000  $       185     1,850,000  $       185    $   885,390    $   673,312   $ 1,559,072

Net loss                                      -            -             -            -              -       (951,380)     (951,380)
                                    ------------ ------------  ------------ ------------   ------------   ------------  ------------

Balance - March 31, 2000              1,850,000  $       185     1,850,000  $       185    $   885,390    $  (278,068)  $   607,692
                                    ============ ============  ============ ============   ============   ============  ============

(1) Share amounts have been restated to reflect the stock splits and other reorganization transactions effected in April and May of 1999 (Note 11) and a recapitalization effected on May 4, 2000 (Note 12).

See notes to consolidated financial statements.


                                    S.M.A. REAL TIME INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                               FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 2000

                                                                                     1999                2000
                                                                                --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                             $      40,859      $    (951,380)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation and amortization                                                854,289            774,342
         Gain from sale of equipment                                                    5,057                  -
         Amortization of deferred financing costs                                           -            411,111
         Write-off of deferred offering costs                                               -            209,623
         Changes in assets and liabilities:
              Increase in accounts receivable - net                                  (145,775)           (58,584)
              Decrease in prepaid expenses and other current assets                     7,974             90,039
              Increase in accounts payable and accrued liabilities                    122,279            146,173
              Increase in income taxes payable                                         27,909                  -
                                                                                --------------     --------------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                                    912,592            621,324
                                                                                --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                                 (49,359)           (49,912)
   Increase in other assets                                                           (10,809)           (34,270)
   Proceeds from sale of property and equipment                                        32,860                  -
                                                                                --------------     --------------

         NET CASH USED IN INVESTING ACTIVITIES                                        (27,308)           (84,182)
                                                                                --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from term loan                                                                  -            250,000
   Expenditures for offering costs                                                   (100,000)                 -
   Principal payments under capital lease obligations                                (750,327)          (680,649)
   Net change under revolving line of credit                                                -           (250,000)
   Repayments of term loans                                                          (100,983)           (45,704)
   Repayments of loans - stockholders                                                 (11,096)           (13,234)
                                                                                --------------     --------------

         NET CASH USED IN FINANCING ACTIVITIES                                       (962,406)          (739,587)
                                                                                --------------     --------------

DECREASE IN CASH AND CASH EQUIVALENTS                                                 (77,122)          (202,445)

CASH AND CASH EQUIVALENTS - BEGINNING                                                 123,543            314,870
                                                                                --------------     --------------

CASH AND CASH EQUIVALENTS - ENDING                                              $      46,421      $     112,425
                                                                                ==============     ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid during the period for:
            Interest                                                            $     200,418      $     171,201
                                                                                ==============     ==============

            Corporate income taxes                                              $       9,480      $       2,085
                                                                                ==============     ==============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
   ACTIVITIES:
        Purchase of property and equipment under capital
           leases                                                               $     433,017      $     119,937
                                                                                ==============     ==============

See notes to consolidated financial statements.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  BASIS OF CONSOLIDATED STATEMENTS

                  The accompanying financial statements include the accounts of S.M.A. Real Time Inc., its wholly-owned Subsidiary, SMA Video, Inc., and commencing November 9, 1998, Flicker FX at SMA, LLC, a joint venture controlled by the Company (collectively, the "Company"), all of which were organized in the state of New York. The Company commenced operations in 1985 under the name SMA Video, Inc. During 1999, the Company completed a reorganization plan under which SMA Video, Inc. became a wholly-owned subsidiary of S.M.A. Real Time Inc. All common shares and related per share data, reflected in the accompanying financial statements and notes thereto, have been adjusted to give retroactive effect to the reorganization.

                  In May of 2000, the Company sold a 55% interest in its voting securities to PSA, Inc. for cash and common stock of PSA, Inc. (Note 12).

                  All material intercompany transactions and balances have been eliminated in consolidation.

                  DESCRIPTION OF BUSINESS

                  The Company provides a wide range of production and post-production services to companies that produce commercials, television programs, music videos and feature films. The Company's principal activities include studio videotape recording, film to videotape transfer, computer generated visual effects and the coloring, creation of customized virtual studio sets, editing and dubbing of various form of emerging media, including film and video. Most of the Company's services are performed at its headquarters in lower Manhattan, New York.

                  USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  UNAUDITED INTERIM INFORMATION

                  The information presented as of March 31, 2000 and for the six-month periods ended March 31, 1999 and 2000 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. The net income for the six months ended March 31, 2000 are not necessarily indicative of the results for the year ended September 30, 2000.

                  FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and loans payable are reflected in the accompanying balance sheets at amounts considered by management to reasonably approximate fair value.

                  CASH AND CASH EQUIVALENTS

                  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                  PROPERTY AND EQUIPMENT

                  Property and equipment are recorded at cost. Depreciation and amortization are provided by accelerated and straight line methods over the estimated useful lives of the assets as follows:

                                                           Estimated Useful Life
                                                           ---------------------
                         Machinery and equipment
                         Furniture and fixtures                        5
                         Computers and office equipment                7
                         Leasehold improvements                        5
                                                                      10


                  Maintenance and repairs are charged to income as incurred. The asset and related accumulated depreciation accounts are relieved in respect of items replaced, retired or otherwise disposed of.

                  The inherent uncertainties in the estimates of the useful lives and pattern of usage, make it at least reasonably possible that the Company's estimates of depreciation and amortization could change in the near term.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  INCOME TAXES

                  The provision for income taxes is based on the elements of income and expenses as reported in the accompanying statements of income and retained earnings.

                  Deferred tax liabilities and assets are determined based on the difference between the financial statements carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

                  DEFERRED OFFERING COSTS

                  Deferred offering costs relate to costs incurred through September 30, 1999 with respect to a proposed initial public offering of the Company's securities. Total costs incurred with respect to the proposed public offering totalled $520,300. During the six months ended March 31, 2000, the Company and the Underwriter agreed to terminate the proposed initial public offering. In November of 1999, the Company engaged a placement agent to arrange for a private placement of its securities. Accordingly, $370,300 of such deferred costs were written-off during the fourth quarter ended September 30, 1999, leaving a balance of $150,000. During the six months ended March 31, 2000, an additional $209,623 in offering costs were incurred with respect to the aborted offering, all of which were expensed during the six months ended March 31, 2000.

                  DEFERRED FINANCING COSTS

                  Deferred financing costs consist of (i) a non-cash cost valued at $840,000, attributable to the issuance of 210,000 shares of common stock in connection with a Private Placement completed in May of 1999 and (ii) expenses related to such financing approximating $85,000. The deferred financing costs were amortized over the nine-month period commencing May 1, 1999. Amortization of the deferred financing costs for the six months ended March 31, 2000 was $411,111.

                  REVENUE RECOGNITION

                  Substantially all revenues are derived from the performance of video and commercial film production and post production work. Revenue is recognized at the time services are rendered.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  ADVERTISING

                  Advertising costs are charged to operations when incurred. Advertising expense for the six months ended March 31, 1999 and 2000 totalled $1,000 and $2,078, respectively.

                  STOCK-BASED COMPENSATION

                  As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for its stock-based compensation arrangements pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with the provisions of SFAS No. 123, the Company discloses the pro forma effects of accounting for these arrangements using the minimum value method to determine fair value.

                  EARNINGS PER SHARE

                  Basic earnings per share ("Basic EPS") is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") gives effect to all dilutive potential common shares outstanding during a period. In computing Diluted EPS, the treasury stock method is used in determining the number of shares assumed to be purchased from the conversion of common stock equivalents.

                  IMPAIRMENT OF LONG-LIVED ASSETS

                  The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets.

                  RECLASSIFICATIONS

                  Certain prior year balances have been reclassified to conform with the current year presentation.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 2 -          JOINT VENTURE

                  In November 1998, the Company and an unrelated corporation organized Flicker FX at SMA, LLC and entered into a joint venture agreement to provide the production of television, film and multimedia graphics products. The agreement provides for, among other things: (i) that until the joint venture achieves sufficient revenues to fund its operations, the Company shall contribute start-up capital funds and guaranteed annual salaries and benefits aggregating $550,000, of which $50,000 is to each of the Company's two principal shareholders; (ii) use of the Company's equipment and facilities; and (iii) that the operating profits, as defined, shall be allocated 60% to the Company. On May 5, 2000, the Company terminated the agreement as the joint venture did not achieve certain defined financial goals. Accordingly, the Company accrued $23,077 as of March 31, 2000, and $40,385 as of May 5, 2000, in full settlement of any and all sums due under the agreement.

                  The results of operations of the joint venture have been consolidated in the accompanying unaudited financial statements in accordance with the Accounting Principles Board Release No. 51.

NOTE 3 -          PROPERTY AND EQUIPMENT - NET

                  Property and equipment consisted of the following:


                     Property held under capital leases             $ 5,879,481
                     Machinery and equipment                          4,074,238
                     Leasehold improvements                           1,396,284
                     Office equipment                                   251,587
                     Furniture and fixtures                             109,054
                                                                    ------------
                                                                     11,710,644
                     Less: Accumulated depreciation                  (8,308,302)
                                                                    ------------

                         Property and Equipment - Net               $ 3,402,342
                                                                    ============

                  The property under capital leases had a net book value of $2,195,376 at March 31, 2000.

                  Depreciation and amortization of property and equipment for the six months ended March 31, 1999 and 2000 amounted to $854,289 and $774,342, respectively.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 4 -          OTHER ASSETS

                  In connection with an operating lease for its office space, the Company has $58,936 in a non-interest bearing account with the landlord as security.

                  In connection with the purchase of equipment under a capital lease, the Company placed $100,000 on deposit with the lender. The agreement provides that the lender shall accrue interest at the rate of 3.5% per annum. Included in other assets is $108,532 related to this deposit at March 31, 2000.

                  In connection with an operating lease for additional office space entered into in September 1999, the Company placed $73,000 in a non-interest bearing account with the landlord as security.

NOTE 5 -          NOTE PAYABLE - PRIVATE PLACEMENT

                  In May of 1999, the Company completed a Private Placement, pursuant to which the Company sold 7 units for aggregate gross proceeds to the Company of $700,000. Each unit consists of (i) a $100,000 promissory note bearing interest at 10% per annum, payable the earlier of nine months from the issuance date, or the closing of an initial public offering of the Company's securities and (ii) 30,000 shares of the Company's common stock. The 210,000 shares of common stock issued in connection with this financing were valued at $840,000 and have been amortized as interest expense over the initial term of the notes, as discussed in Note 1. Costs incurred in connection with the Private Placement include a $70,000 fee to the placement agent, approximately $10,000 in legal fees and warrants to the placement agent to purchase 21,000 shares of the Company's common stock at an exercise price equal to 120% of the initial public offering price.

NOTE 6 -          LONG-TERM DEBT

                  On March 30, 2000, the revolving credit facility was converted to a term loan, aggregating $250,000, which bears interest at 9.75% per annum, and is payable in 36 equal, consecutive monthly payments of principal and interest of $8,037 each. Substantially all of the assets of the Company are pledged to collateralize the indebtedness.

                  In addition, the Company has a $250,000 term loan agreement, dated June 4, 1997, providing for 36 equal monthly payments of principal and interest of $8,037. The loan bears interest at 9.75% per annum. Substantially all of the assets of the Company are pledged to collateralize the indebtedness.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 6 -          LONG-TERM DEBT (CONTINUED)

                  Long-term debt consisted of the following:


                  2000 - $250,000 term loan - bank, with interest at
                    9.75% requiring monthly payments of principal
                     and interest of $8,037 for 36 months.            $  250,000

                  1997 - $250,000 term loan - bank, with interest
                    at 9.75% requiring monthly payments of principal
                     and interest of $8,037 for 36 months.                25,021

                  Obligations under capital leases collateralized
                     by the related equipment (see Note 10)            2,219,165
                                                                      ----------

                        Total                                          2,494,186

                  Less: Current maturities                             1,319,938
                                                                      ----------

                        Long-Term Debt                                $1,174,248
                                                                      ==========


                  Aggregate maturities required on long-term debt are as follows:


                         Years  Ended
                           March 31,
                         ------------
                            2001                                    $1,319,938
                            2002                                       926,634
                            2003                                       247,614
                                                                    ----------

                                                                    $2,494,186
                                                                    ==========

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 7 -          INCOME TAXES

                  Components of the provision for income taxes are as follows:


                                                   For the Six Months Ended
                                                          March  31,
                                                --------------------------------
                                                    1999                2000
                                                -------------      -------------
                         Current:
                            Federal             $     19,000       $          -
                            State and local           15,000              2,085
                                                -------------      -------------
                                                      34,000              2,085
                                                -------------      -------------

                               Totals           $     34,000       $      2,085
                                                =============      =============

                  The Company has consolidated net operating loss carryforwards of approximately $1,500,000 for federal and state income tax purposes, which expire in September of 2020.

                  The tax effects of the significant temporary differences that comprise the deferred tax assets and liabilities are as follows:


                         Assets:
                           Accounts receivable                       $   11,890
                           Net operating loss carryforward              380,000
                                                                     -----------

                                  Gross deferred tax assets             391,890
                            Less: Valuation allowance                   (85,000)
                                                                     -----------

                                   Net deferred tax assets              306,890

                         Liabilities:

                           Property and equipment                       292,000
                                                                     -----------
                                   Net deferred tax liabilities      $   14,890
                                                                     ===========

                  A valuation allowance of $85,000 has been provided during the six months ended March 31, 2000 for the net operating losses not expected to be realized in the future.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000



NOTE 7 -          INCOME TAXES (CONTINUED)

                  A reconciliation of the federal statutory income tax rate to the Company's effective tax rate as reported is as follows:


                                                        For the Six Months Ended
                                                               March 31,
                                                        ------------------------
                                                           1999          2000
                                                        -----------  -----------
                  Taxes at federal statutory rate           34%         (34)%
                  State and local income taxes - net of
                     federal tax benefit                    11            -
                  Increase in valuation allowance            -          (34)
                                                        -----------  -----------

                  Effective income tax rate                 45%           -%
                                                        ===========  ==========

NOTE 8 -          EMPLOYEE BENEFIT PLANS

                  The Company has a profit sharing plan, which covers substantially all full time employees who meet certain service requirements and are not covered by the union pension plan as disclosed below. During the six months ended March 31, 1999 and 2000, the Company did not make any contributions to this plan.

                  The Company has several employees covered by a union sponsored, multi- employer pension plan. The Company contributed and charged to expense $7,620 and $6,041 for the six months ended March 31, 1999 and 2000, respectively. The contributions are determined in accordance with provisions of the plan and are generally based on the number of hours worked.

                  The Company adopted a non-contributory 401K plan effective January 1, 1998. The plan covers all non-union employees who are at least 21 years of age with no minimum service requirements. There were no contributions to the plan for either of the six months ended March 31, 1999 and 2000.

NOTE 9 -          SHAREHOLDERS' LOANS PAYABLE

                  In August 1995, pursuant to one promissory note agreement, the two principal shareholders of the Company loaned the Company $103,772. The promissory note provides for 60 monthly payments of $2,093, inclusive of interest at 7% per annum, commencing December 1995 and is unsecured. Interest paid on such debt during the six months ended March 31, 1999 and 2000 amounted to $1,604 and $744, respectively.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 10 -         COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

                  LEASES

                  The Company leases various production and post-production equipment under capital leases expiring at various dates through 2003. Interest rates on these leases vary from approximately 8% to 15% and are imputed based on the Company's incremental borrowing rate at inception of the lease or the lessor's implicit rate of return. Substantially all of the capital lease obligations have been personally guaranteed by the two principal shareholders of the Company.

                  The Company leases space utilized as a production facility and office space in New York City under an operating lease expiring in December 2005. The lease provides for monthly rental payments of $27,083 through September 1, 2000, and $29,333 thereafter through expiration. The lease contains escalation clauses relating to increases in real property taxes as well as certain maintenance costs and has been personally guaranteed by the two principal shareholders of the Company.

                  On September 30, 1999, the Company entered into an agreement to lease space to be utilized as a production and office facility in New York City expiring in August 2004. The lease provides for monthly rental payments of $24,333 ($19,333, including a first year rent concession) through August 30, 2000 and increases of 3.5% annually thereafter through expiration. The lease contains escalation clauses relating to increases in real property taxes as well as certain maintenance costs.

                  In addition, the Company leases a studio for the production of commercial video tapes and films and storage facility for film production equipment under an operating lease expiring in May 2000, with monthly rental payments of $2,800. The lease provides that payment of all real estate taxes imposed and utility costs shall be borne by the Company.

                  The Company also leases a storage facility in New Jersey on a month-to-month basis at a rate of $995 per month.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 10 -         COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

                  LEASES (CONTINUED)

                  Future minimum lease payments are as follows:


                    Years Ended                                        Obligations Under
                     March 31,                   Operating Leases       Capital Leases
                     ---------                   ----------------       --------------

                         2001                     $   644,312            $ 1,319,938
                         2002                         660,390                976,866
                         2003                         671,184                161,187
                         2004                         682,355                      -
                         2005                         491,615                      -
                                                  ------------           ------------
                  Total minimum obligations       $ 3,149,856              2,457,991
                                                  ============
                  Less: Amount representing
                                interest expense                             238,826
                                                                         ------------
                  Present value of minimum
                     lease payments                                        2,219,165

                  Less:  Current portion                                   1,173,451
                                                                         ------------
                       Long-Term Portion                                 $ 1,045,714
                                                                         ============


                  Rent expense relating to the operating leases included in general and administrative expenses amounted to $190,397 and $299,233 for the six months ended March 31, 1999 and 2000, respectively.

                  EMPLOYMENT AGREEMENTS

                  Effective January 1, 2000, the Company entered into amended five-year employment agreements with three officers of the Company. Each employment agreement provides for, among other things, a base salary of $125,000 per year commencing May 4, 2000, increasing to $250,000 per year commencing January 1, 2000. The agreements also provide for annual increases for costs of living.

                  In addition, in May of 1999, the Company entered into employment contracts with two of its key technicians, one for a five-year term providing for a base salary of $175,000 per year and a second contract for a three-year term providing for a base salary of $230,000 per year.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 10 -         COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

                  CONSULTING AGREEMENTS

                  In July of 1999, the Company entered into an agreement with a consultant providing for the supervision of the design, construction and operation of an audio post production facility. The agreement provides for weekly payments of $2,500 beginning July 15, 1999 and ending May 8, 2000.

                  In August of 1999, the Company entered into an agreement with a consultant providing for assistance in its sales and marketing efforts in the area of digital audio. The agreement provides for monthly payments of $3,200, from August 1, 1999 to May 15, 2000, and reimbursement of expenses.

                  In May of 2000, the Company will compensate the consultants an aggregate of $9,500 to terminate the above two agreements entered into during July and August of 1999.

                  CASH AND CASH EQUIVALENTS

                  At March 31, 2000, the Company had bank balances in excess of federally insured limits totalling $25,305.

                  CONCENTRATIONS OF CREDIT RISK

                  Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and cash equivalents and trade accounts receivable.

                  With respect to trade receivables, ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. The Company maintains a reserve for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

                  At March 31, 2000, one customer accounted for approximately 14% of the accounts receivable balance. For the six months ended March 31, 1999, one customer accounted for approximately 11% of net revenues. No one customer accounted for more than 10% of net revenues during the six months ended March 31, 2000.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 11 -         STOCKHOLDERS' EQUITY

                  REORGANIZATION

                  In April of 1999, the shareholders of S.M.A. Real Time Inc. authorized an amendment to its Certificate of Incorporation to increase the authorized number of common shares from 1,000,000 to 50,000,000, to amend the par value of the common stock from no par to a par value of $.0001, and to effect a 50-for-1 stock split applicable to all issued and outstanding shares of S.M.A. Real Time Inc.'s common stock, increasing the issued and outstanding shares of common stock to 1,250,000.

                  Prior to April of 1999, the Company included SMA Visual Effects Corp. and Fly Films, Inc., two wholly-owned subsidiaries. In April of 1999, the shareholders of each of the companies authorized (i) the merger of SMA Visual Effects Corp. and Fly Films, Inc. with SMA Video, Inc. and (ii) the exchange of all of their common shares of SMA Video, Inc. for 1,250,000 post split common shares of S.M.A. Real Time Inc. These transactions were effected in April of 1999 and, as a result, the issued and outstanding shares of S.M.A. Real Time Inc. common stock increased to 2,500,000 as of April 30, 1999 and SMA Video, Inc. became a wholly-owned subsidiary of S.M.A. Real Time Inc.

                  On May 10, 1999, the stockholders of S.M.A. Real Time Inc. authorized a 1.396- to-1 stock split of its common shares, which increased the outstanding common shares of S.M.A. Real Time Inc. to 3,490,000 as of such date. All common shares and related per-share data, reflected in the accompanying financial statements and notes thereto, have been adjusted to give retroactive effect to the above reorganization transactions.

                  STOCK OPTIONS

                  In May of 1999, the Board of Directors and the stockholders of the Company approved the 1999 Stock Option Plan (the "Plan"), which provides for the granting of up to 500,000 shares of common stock, pursuant to which officers, employees, directors and consultants are eligible to receive incentive and/or nonstatutory stock options. Options granted under the Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant. The Plan provides for the options to include vesting provisions. 366,000 options were granted during the six months ended March 31, 2000 at an exercise price of $3.00 per share. Of the 366,000 options granted, 83,333 vested immediately and the balance vests as follows: (i) 83,333 per year in each of the following three years and (ii) 32,668 in the fifth year.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 11 -         STOCKHOLDERS' EQUITY (CONTINUED)

                  STOCK OPTIONS (CONTINUED)

                  The weighted average fair value at date of grant for options granted during the six months ended March 31, 2000 was $0.82 per share. The fair value was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                    Expected dividend yield             0%
                                    Expected volatility                 0%
                                    Risk-free interest rate             6.5%
                                    Expected term in years              5

                  If the Company had adopted the provisions of SFAS No. 123, the impact of the vested options on reported net loss and loss per share would have been as follows:

                                    Net Loss                            $ 68,333
                                                                        ========

                                    Loss Per Share                      $    .02
                                                                        ========

                  PREFERRED STOCK

                  In May of 1999, the Company authorized the issuance of up to 10,000,000 shares of preferred stock - par value $.0001 per share. The Board of Directors has the authority to issue the preferred stock in one or more series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

                     S.M.A. REAL TIME INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE 12 -         SUBSEQUENT EVENT

                  On May 4, 2000, the Company agreed to sell 55% of its Class A voting common shares and 43.75% of its Class B non-voting common shares, together representing a 50% interest in its equity securities, to PSA, Inc. for the following consideration, aggregating approximately $22 million:

                           $5,000,000 in cash on May 4, 2000
                           $5,000,000 due October 4, 2000
                           1,958,824 shares of common stock of PSA, Inc. valued
                              at $12,000,000

                  PSA, Inc. is a holding company for entities comprising its proposed broad-based internet and global travel and transportation services network that will include global electronic commerce ("E-Commerce"), international tour services, air transportation, and Internet television broadcast. PSA, Inc. is headquartered in Los Angeles, California and its common stock is traded in the over-the-counter market and is quoted through the NASD OTC Bulletin Board under the symbol "PSAX".

                  Expenses in connection with this transaction approximated $300,000, of which $150,000 was accrued for as of March 31, 2000. The use of proceeds includes repayment of principal, interest and fees related to the promissory notes totalling $850,000. The balance of this financing is intended to be used for machinery and equipment and real estate acquisitions and working capital.

                  Concurrent with the stock sale, in May of 2000, the Company effected a recapitalization plan, in which the 50,000,000 authorized common shares were divided into 25,000,000 authorized Class A common shares (voting) and 25,000,000 authorized Class B common shares (non-voting). Further, the then existing 3,700,000 issued and outstanding common shares were exchanged for 1,850,000 Class A common shares and 1,850,000 Class B common shares.

                  Effective with the receipt of the balance of the consideration of this stock sale, 55% of the Class A voting common shares will be owned and controlled by PSA, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PSA, Inc.



                                         By: /s/ David E. Walsh
                                         ----------------------
                                         President, Chief Executive Officer


Dated: July 18, 2000